Exhibit 99.1

Corporate Relations  |  77 Beale Street  |  San Francisco, CA 94105  |  1 (415) 973-5930    | www.pgecorp.com

February 9, 2018

PG&E Corporation Reports Full-Year and Fourth-Quarter 2017 Financial Results

∎	GAAP net income was $3.21 per share for the year and $0.22 per share for the quarter, compared with $2.78 and $1.36 per share for the same periods respectively in 2016.

∎	Non-GAAP earnings from operations were $3.68 per share for the year and $0.63 per share for the quarter, compared with $3.76 and $1.33 per share for the same periods respectively in 2016.

San Francisco, Calif. — PG&E Corporation’s (NYSE: PCG) full-year 2017 net income after dividends on preferred stock (also called “income available for common shareholders”) was $1,646 million or $3.21 per share, as reported in accordance with generally accepted accounting principles (GAAP). This compares with $1,393 million, or $2.78 per share, for the full year 2016. For the fourth quarter of 2017, GAAP results were $114 million, or $0.22 per share, compared with $692 million, or $1.36 per share, for the same quarter in 2016.

GAAP results include items that management does not consider part of normal, ongoing operations (items impacting comparability), which totaled $243 million after-tax, or $0.47 per share, for the year. These included charges related to the transition impact of the Tax Cuts and Jobs Act of 2017, costs to clear pipeline rights-of-way, fines and penalties related to the San Bruno penalty decision and certain ex parte communications, costs related to the Northern California wildfires and the Butte fire, costs related to the Diablo Canyon settlement, and legal and regulatory costs related to natural gas matters and regulatory communications. These charges were partially offset by revenue recorded in excess of the 2017 authorized revenue requirement from the 2015 Gas Transmission and Storage (GT&S) rate case, and the net benefit of proceeds from insurance related to the court-approved settlement of the shareholder derivative litigation.

“Our financial performance in 2017 reflected PG&E’s focus on safely and reliably providing clean and affordable service, and making critical investments in a sustainable energy future for our customers. These priorities will continue to drive our actions in 2018, including efforts to work with policy makers and others to develop comprehensive solutions to the significant challenges resulting from the devastating Northern California Wildfires,” said PG&E Corporation CEO and President Geisha Williams.

Operating highlights from the fourth quarter included a number of actions to assist communities impacted by the Northern California wildfires. These ranged from standing up a dedicated team to streamline service planning to providing no-cost installation of temporary electric service and offering deposit relief and other special billing accommodations. Other highlights from the quarter included the following:

∎	PG&E unveiled the Oakland Clean Energy Initiative, a proposed first-of-its-kind plan to use energy storage, energy efficiency and system upgrades as an innovative alternative to replace a decades-old fossil-fuel plant needed for local reliability.

∎	PG&E asked the California Public Utilities Commission (CPUC) to allow the company to enter into six new large-scale battery storage contracts representing 165 megawatts of capacity.

∎	Newsweek recognized PG&E as the nation’s greenest energy provider and the No. 4 greenest company overall in its annual Green Rankings.

Earnings from Operations

On a non-GAAP basis, excluding items impacting comparability (IIC), PG&E Corporation’s earnings from operations in 2017 were $1,889 million, or $3.68 per share, compared with $1,884 million, or $3.76 per share, in 2016. For the fourth quarter of 2017, earnings from operations were $327 million, or $0.63 per share, compared with $675 million, or $1.33 per share, during the same period in 2016.

The decrease in quarter-over-quarter earnings from operations was primarily driven by the timing of the 2015 GT&S rate case, which delayed recognition of the full 2016 revenue increase until the fourth quarter of 2016. Other drivers included the timing of taxes related to the percentage of quarterly earnings to annual earnings, the impact of the 2017 General Rate Case decision, and the timing of operational spend and other miscellaneous items. These were partially offset by growth in rate base earnings during the fourth quarter of 2017.

PG&E Corporation discloses historical financial results based on “earnings from operations,” which is a non-GAAP financial measure, in order to provide a measure that allows investors to compare the underlying financial performance of the business from one period to another, exclusive of items impacting comparability. See the accompanying tables for a reconciliation of earnings from operations to consolidated income available for common shareholders.

IIC Guidance

PG&E Corporation is not providing at this time guidance for 2018 GAAP earnings and non-GAAP earnings from operations due to the uncertainty related to the October 2017 Northern California wildfires. The company is providing 2018 IIC guidance of $72 million to $122 million after-tax for known costs to clear pipeline rights-of-way, legal costs related to the Butte fire, and legal and other costs related to the Northern California wildfires, net of insurance.

IIC guidance is based on various assumptions and forecasts related to future expenses and certain other factors.

Supplemental Financial Information

In addition to the financial information accompanying this release, presentation slides for today’s conference call with the financial community have been furnished to the Securities and Exchange Commission (SEC) and are available on PG&E Corporation’s website at: http://investor.pgecorp.com/financials/quarterly-earnings-reports/default.aspx.

Public Dissemination of Certain Information

PG&E Corporation and Pacific Gas and Electric Company routinely provide links to regulatory proceedings with the CPUC and the Federal Energy Regulatory Commission (FERC) at http://investor.pgecorp.com, under the “Regulatory Filings” tab, so that such filings are available to investors upon filing with the relevant agency. It is possible that these regulatory filings or information included therein could be deemed to be material information. PG&E Corporation and the Utility also routinely post or provide direct links to presentations, documents, and other information that may be of interest to investors at http://investor.pgecorp.com, under the “Events and Presentations” tab, in order to publicly disseminate such information.

Conference Call with the Financial Community to Discuss Financial Results

Today’s call at 11:00 am, Eastern Time, is open to the public on a listen-only basis via webcast. Please visit http://investor.pgecorp.com/news-events/events-and-presentations/default.aspx for more information and instructions for accessing the webcast. The webcast call and the related materials will be available for replay through the website for at least one year. Alternatively, a toll-free replay of the conference call may be accessed shortly after the live call through February 23, 2018, by dialing (866) 415-9493. International callers may dial (205) 289-3247. For both domestic and international callers, the confirmation code 3265# will be required to access the replay.

About PG&E Corporation

PG&E Corporation (NYSE: PCG) is a Fortune 200 energy-based holding company, headquartered in San Francisco. It is the parent company of Pacific Gas and Electric Company, an energy company that serves 16 million Californians across a 70,000 square-mile service area in Northern and Central California. For more information, visit http://www.pgecorp.com. In this press release, they are together referred to as “PG&E.”

Forward-Looking Statements

Management’s statements providing 2018 IIC guidance as well as statements regarding management’s expectations and objectives for 2018, constitute forward-looking statements that reflect management’s judgments and opinions. These statements are based on assumptions and forecasts that are necessarily subject to various risks and uncertainties, the realization or resolution of which may be outside management’s control. Actual results may differ materially. Factors that could cause actual results to differ materially include, but are not limited to:

●	the impact of the Northern California wildfires, including the costs of restoration of service to customers and repairs to the Utility’s facilities, and whether the Utility is able to recover such costs through CEMA; the timing and outcome of the related wildfire investigations; whether the Utility may have liability associated with these fires; if liable for one or more fires, whether the Utility would be able to recover all or part of such costs through insurance or through regulatory mechanisms, to the extent insurance is not available or exhausted; and potential liabilities in connection with fines or penalties that could be imposed on the Utility if the CPUC or any other law enforcement agency brought an enforcement action and determined that the Utility failed to comply with applicable laws and regulations;
●	the impact of the Tax Cuts and Jobs Act of 2017, and the timing and outcome of the CPUC decision related to the Utility’s future filings in connection with the impact of the Tax Cuts and Jobs Act of 2017 on the Utility’s rate cases and its implementation plan;
●	the Utility’s ability to efficiently manage capital expenditures and its operating and maintenance expenses within the authorized levels of spending and timely recover its costs through rates, and the extent to which the Utility incurs unrecoverable costs that are higher than the forecasts of such costs;
●	the timing and outcomes of the TO18 and TO19 rate cases and other ratemaking and regulatory proceedings;
●	the timing and outcomes of the ex parte OII and the safety culture OII;
●	the timing and outcome of the Butte fire litigation; the timing and outcome of any proceeding to recover costs in excess of insurance from customers, if any; the effect, if any, that the SED’s $8.3 million citations issued in connection with the Butte fire may have on the Butte fire litigation; and whether additional investigations and proceedings in connection with the Butte fire will be opened and any additional fines or penalties imposed on the Utility;
●	whether the CPUC approves the Utility’s application to establish a WEMA to track wildfire expenses and to preserve the opportunity for the Utility to request recovery of wildfire costs in excess of insurance at a future date, and the outcome of any potential request to recover such costs;
●	whether the Utility can continue to obtain insurance and whether insurance coverage is adequate for future losses or claims;
●	the outcome of the probation and the monitorship, the timing and outcomes of the debarment proceeding, the SED’s unresolved enforcement matters relating to the Utility’s compliance with natural gas-related laws and regulations, and other investigations that have been or may be commenced, and the ultimate amount of fines, penalties, and remedial and other costs that the Utility may incur as a result;

●	the ability of PG&E Corporation and the Utility to access capital markets and other sources of debt and equity financing in a timely manner on acceptable terms, and the amount and timing of additional common stock and debt issuances by PG&E Corporation;
●	changes in credit ratings which could, among other things, result in higher borrowing costs and fewer financing options, especially if PG&E Corporation or the Utility were to lose their investment grade credit ratings; and
●	the other factors disclosed in PG&E Corporation and the Utility’s joint annual report on Form 10-K for the year ended December 31, 2017 and other reports filed with the SEC, which are available on PG&E Corporation’s website at www.pgecorp.com and on the SEC website at www.sec.gov.

PG&E Corporation

CONSOLIDATED STATEMENTS OF INCOME

(in millions, except per share amounts)

	Year ended December 31,
	2017	2016	2015
Operating Revenues
Electric	$13,124	$13,864	$13,657
Natural gas	4,011	3,802	3,176

Total operating revenues	17,135	17,666	16,833

Operating Expenses
Cost of electricity	4,309	4,765	5,099
Cost of natural gas	746	615	663
Operating and maintenance	6,270	7,354	6,951
Depreciation, amortization, and decommissioning	2,854	2,755	2,612

Total operating expenses	14,179	15,489	15,325

Operating Income	2,956	2,177	1,508
Interest income	31	23	9
Interest expense	(888)	(829)	(773)
Other income, net	72	91	117

Income Before Income Taxes	2,171	1,462	861
Income tax provision (benefit)	511	55	(27)

Net Income	1,660	1,407	888
Preferred stock dividend requirement of subsidiary	14	14	14

Income Available for Common Shareholders	$1,646	$1,393	$874

Weighted Average Common Shares Outstanding, Basic	512	499	484

Weighted Average Common Shares Outstanding, Diluted	513	501	487

Net Earnings Per Common Share, Basic	$3.21	$2.79	$1.81

Net Earnings Per Common Share, Diluted	$3.21	$2.78	$1.79

See accompanying Notes to the Consolidated Financial Statements.

Reconciliation of PG&E Corporation’s Consolidated Income Available for Common Shareholders in Accordance with Generally Accepted Accounting Principles (“GAAP”) to Earnings from Operations

Fourth Quarter and Year to Date (“YTD”), 2017 vs. 2016

(in millions, except per share amounts)

	Three Months Ended December 31,				Twelve Months Ended December 31,
	Earnings		Earnings per Common Share (Diluted)		Earnings		Earnings per Common Share (Diluted)
	2017	2016	2017	2016	2017	2016	2017	2016
PG&E Corporation’s Earnings on a GAAP basis	$114	$692	$0.22	$1.36	$1,646	$1,393	$3.21	$2.78
Items Impacting Comparability: (1)
Tax Cuts and Jobs Act transition impact (2)	147	-	0.29	-	147	-	0.29	-
Northern California wildfire-related costs (3)	49	-	0.09	-	49	-	0.09	-
Butte fire-related costs, net of insurance (4)	9	27	0.02	0.05	36	137	0.07	0.27
Pipeline related expenses (5)	7	20	0.01	0.04	52	67	0.10	0.13
Legal and regulatory related expenses (6)	1	11	-	0.02	6	43	0.01	0.09
Fines and penalties (7)	-	101	-	0.20	47	307	0.09	0.61
Diablo Canyon settlement-related disallowance (8)	-	-	-	-	32	-	0.06	-
GT&S revenue timing impact (9)	-	(193)	-	(0.38)	(88)	(193)	(0.17)	(0.38)
Net benefit from derivative litigation settlement (10)	-	-	-	-	(38)	-	(0.07)	-
GT&S capital disallowance	-	17	-	0.04	-	130	-	0.26

PG&E Corporation’s Earnings from Operations (11)	$327	$675	$0.63	$1.33	$1,889	$1,884	$3.68	$3.76

All amounts presented in the table above are tax adjusted at PG&E Corporation’s statutory tax rate of 40.75 percent, except as indicated below.

(1)	“Items impacting comparability” represent items that management does not consider part of the normal course of operations and affect comparability of financial results between periods. See exhibit titled Use of Non-GAAP Financial Measures.

(2)	PG&E Corporation, on a consolidated basis, incurred a one-time charge of $147 million during the three and twelve months ended December 31, 2017, as a result of the Tax Cuts and Jobs Act, which was signed into law on December 22, 2017. The Utility’s charge of $64 million was related to deferred tax assets not reflected in authorized revenue requirements, such as deferred tax assets associated with disallowed plant, and PG&E Corporation’s charge of $83 million was primarily related to net operating loss carryforwards and compensation-related deferred tax assets.

(3)	The Utility incurred costs of $82 million (before the tax impact of $33 million) during the three and twelve months ended December 31, 2017, associated with the Northern California wildfires. This includes charges of $64 million (before the tax impact of $26 million) for the three and twelve months ended December 31, 2017, for the reinstatement of liability insurance coverage and $18 million (before the tax impact of $7 million) during the three and twelve months ended December 31, 2017, for legal and other expenses.

	Three Months Ended	Twelve Months Ended
(in millions, pre-tax)	December 31, 2017	December 31, 2017
Liability Insurance	$64	$64
Legal and Other	18	18

Northern California wildfire-related costs	$82	$82

(4)	The Utility incurred costs, net of insurance, of $15 million (before the tax impact of $6 million) and $60 million (before the tax impact of $24 million) during the three and twelve months ended December 31, 2017, respectively, associated with the Butte fire. This includes accrued charges of $350 million (before the tax impact of $143 million) during the twelve months ended December 31, 2017, related to estimated third-party claims. The Utility also incurred charges of $15 million (before the tax impact of $6 million) and $60 million (before the tax impact of $25 million) during the three and twelve months ended December 31, 2017, respectively, for legal costs. These costs were partially offset by $350 million (before the tax impact of $143 million) recorded during the twelve months ended December 31, 2017, for expected insurance recoveries.

	Three Months Ended	Twelve Months Ended
(in millions, pre-tax)	December 31, 2017	December 31, 2017
Third-party claims	$-	$350
Legal costs	15	60
Insurance recoveries	-	(350)

Butte fire-related costs, net of insurance	$15	$60

(5)	The Utility incurred costs of $12 million (before the tax impact of $5 million) and $89 million (before the tax impact of $37 million) during the three and twelve months ended December 31, 2017, respectively, for pipeline related expenses incurred in connection with the multi-year effort to identify and remove encroachments from transmission pipeline rights-of-way.

(6)	The Utility incurred costs of $2 million (before the tax impact of $1 million) and $10 million (before the tax impact of $4 million) during the three and twelve months ended December 31, 2017, respectively, for legal and regulatory related expenses incurred in connection with various enforcement, regulatory, and litigation activities regarding natural gas matters and regulatory communications.

(7)

The Utility incurred costs of $71 million (before the tax impact of $24 million) during the twelve months ended December 31, 2017, for fines and penalties. This includes costs of $32 million (before the tax impact of $13 million) during the twelve months ended December 31, 2017, associated with safety-related cost disallowances imposed by the California Public Utilities Commission (“CPUC”) in its April 9, 2015 decision (“San Bruno Penalty Decision”) in the gas transmission pipeline investigations. The Utility also recorded $15 million (before the tax impact of $6 million) during the twelve months ended December 31, 2017, for penalty imposed by the CPUC in its final phase two decision of the 2015 Gas

Transmission and Storage (“GT&S”) rate case for prohibited ex parte communications. In addition, the Utility recorded $24 million (before the tax impact of $5 million) during the twelve months ended December 31, 2017, in connection with the proposed decision (“PD”) in the Order Instituting an Investigation into Compliance with Ex Parte Communication Rules (“ex parte OII”).

(in millions, pre-tax)	Three Months Ended December 31, 2017	Twelve Months Ended December 31, 2017
Charge for disallowed expense	$-	$32
GT&S ex parte penalty	-	15
Ex parte OII PD (tax deductible)	-	12
Ex parte OII PD (not tax deductible)	-	12

Fines and penalties	$-	$71

(8)	Consistent with the CPUC decision adopted on January 11, 2018 in connection with the retirement of the Diablo Canyon Power Plant, the Utility recorded a disallowance of $47 million (before the tax impact of $15 million) during the twelve months ended December 31, 2017, comprised of cancelled projects of $24 million (before the tax impact of $6 million) and disallowed license renewal costs of $23 million (before the tax impact of $9 million).

(9)	As a result of the CPUC’s final phase two decision in the 2015 GT&S rate case, during the twelve months ended December 31, 2017, the Utility recorded revenues of $150 million (before the tax impact of $62 million) in excess of the 2017 authorized revenue requirement, which includes the final component of under-collected revenues retroactive to January 1, 2015.

(10)	PG&E Corporation recorded proceeds from insurance, net of plaintiff payments, of $65 million (before the tax impact of $27 million) during the twelve months ended December 31, 2017, associated with the settlement agreement in connection with the shareholder derivative litigation that was approved by the court on July 18, 2017. This includes $90 million (before the tax impact of $37 million) for insurance recoveries partially offset by $25 million (before the tax impact of $10 million) for plaintiff legal fees paid in connection with the settlement during the twelve months ended December 31, 2017.

(11)	“Earnings from operations” is a non-GAAP financial measure. See exhibit titled Use of Non-GAAP Financial Measures.

Key Drivers of PG&E Corporation’s Earnings per Common Share (“EPS”) from Operations

Fourth Quarter and YTD, 2017 vs. 2016

(in millions, except per share amounts)

	Three Months Ended December 31, 2017		Twelve Months Ended December 31, 2017
	Earnings	Earnings per Common Share (Diluted)	Earnings	Earnings Common Share (Diluted)

2016 Earnings from Operations (1)	$675	$1.33	$1,884	$3.76
Timing of 2015 GT&S revenue impact (2)	(172)	(0.33)	-	-
Timing of taxes (3)	(90)	(0.18)	-	-
Impact of 2017 GRC decision (4)	(47)	(0.09)	(139)	(0.27)
Timing of operational spend (5)	(31)	(0.06)	-	-
CEE Incentive Award (6)	(10)	(0.02)	(10)	(0.02)
Increase in shares outstanding	-	(0.02)	-	(0.08)
Tax benefit on stock compensation (7)		-	31	0.06
Miscellaneous	(23)	(0.05)	20	0.03
Growth in rate base earnings (8)	25	0.05	103	0.20

2017 Earnings from Operations (1)	$327	$0.63	$1,889	$3.68

(1)	See exhibit titled Reconciliation of PG&E Corporation’s Consolidated Income Available for Common Shareholders in Accordance with Generally Accepted Accounting Principles (“GAAP”) to Earnings from Operations for a reconciliation of EPS on a GAAP basis to EPS from Operations. All amounts presented in the table above are tax adjusted at PG&E Corporation’s statutory tax rate of 40.75 percent, except for tax benefits on stock compensation. See Footnote 3 below.

(2)	Represents the impact in 2016 of the delay in the Utility’s 2015 GT&S rate case. The CPUC issued its final phase two decision on December 1, 2016, delaying recognition of the full 2016 revenue increase until the fourth quarter of 2016.

(3)	Represents the timing of taxes reportable in quarterly statements in accordance with Accounting Standards Codification 740 and results from variances in the percentage of quarterly earnings to annual earnings.

(4)	Represents the impact of lower tax repair benefits as a result of the CPUC’s final decision in the 2017 GRC proceeding.

(5)	Represents timing of operational expense spending during the three months ended December 31, 2017 as compared to the same period in 2016.

(6)	Represents the Customer Energy Efficiency (“CEE”) incentive award received during the fourth quarter of 2016, with no similar amount in 2017. The 2017 award of $21.9 million was fully offset by the reduction approved by the CPUC related to the rehearing of the 2006 – 2008 CEE incentive awards.

(7)	Represents the excess tax benefit related to share-based compensation awards that vested during the twelve months ended December 31, 2017. Pursuant to ASU 2016-09, Compensation – Stock

Compensation (Topic 718), which PG&E Corporation and the Utility adopted in 2016, excess tax benefits associated with vested awards are reflected in net income.

(8)	Represents the impact of the increase in rate base authorized in various rate cases, including the 2017 General Rate Case (“2017 GRC”), during the three and twelve months ended December 31, 2017 as compared to the same periods in 2016.

PG&E Corporation’s 2018 Items Impacting Comparability (“IIC”) Guidance

2018 IIC Guidance (in millions, after-tax)	Low	High
Estimated Items Impacting Comparability: (1)
Pipeline-related expenses (2)	$ 43	$ 25
Butte fire-related costs (3)	$ 43	22
Northern California wildfire-related costs, net of insurance (4)	$ 36	25

Estimated IIC Guidance	$ 122	$ 72

All amounts presented in the table above are tax adjusted at PG&E Corporation’s statutory tax rate of 27.98 percent, except as indicated below.

(1)	“Items impacting comparability” represent items that management does not consider part of the normal course of operations and affect comparability of financial results between periods. See Exhibit G: Use of Non-GAAP Financial Measures.

(2)	“Pipeline-related expenses” includes costs incurred to identify and remove encroachments from transmission pipeline rights-of-way. The pre-tax range of estimated costs is shown below. The offsetting tax impact for the low and high earnings guidance range is $17 million and $10 million, respectively.

2018
(in millions, pre-tax)	Low earnings guidance range	High earnings guidance range
Pipeline-related expenses	$ 60	$ 35

(3)	“Butte fire-related costs” refers to legal costs associated with the Butte fire. The pre-tax range of estimated costs is shown below. The offsetting tax impact for the low and high earnings guidance range is $17 million and $8 million, respectively.

2018
(in millions, pre-tax)	Low earnings guidance range	High earnings guidance range
Butte fire-related costs	$ 60	$ 30

(4)	“Northern California wildfire-related costs, net of insurance” refers to the legal and other costs associated with the Northern California wildfires, net of insurance. The total pre-tax range of estimated costs is shown below. The total offsetting tax impact for the low and high earnings guidance range is $13 million and $10 million, respectively.

2018
(in millions, pre-tax)	Low earnings guidance range	High earnings guidance range
Legal and Other	$ 150	$ 100
Insurance recoveries	(100)	(65)

Northern California wildfire-related costs, net of insurance	$ 50	$ 35

Actual financial results for 2018 may differ materially from the guidance provided. For a discussion of the factors that may affect future results, see the Forward-Looking Statements.

Use of Non-GAAP Financial Measures

PG&E Corporation and Pacific Gas and Electric Company

PG&E Corporation discloses historical financial results and provides guidance based on “earnings from operations” in order to provide a measure that allows investors to compare the underlying financial performance of the business from one period to another, exclusive of items impacting comparability.

“Earnings from operations” is a non-GAAP financial measure and is calculated as income available for common shareholders less items impacting comparability. “Items impacting comparability” represent items that management does not consider part of the normal course of operations and affect comparability of financial results between periods, including certain pipeline related expenses, certain legal and regulatory related expenses, fines and penalties, Butte fire-related costs and insurance recoveries, net benefits from the derivative litigation settlement, impacts of the 2015 GT&S rate case, the Diablo Canyon settlement-related disallowance, costs and insurance recoveries related to the Northern California wildfires, and the transition impact of the Tax Cuts and Jobs Act. PG&E Corporation uses earnings from operations to understand and compare operating results across reporting periods for various purposes including internal budgeting and forecasting, short- and long-term operating planning, and employee incentive compensation. PG&E Corporation believes that earnings from operations provide additional insight into the underlying trends of the business allowing for a better comparison against historical results and expectations for future performance.

Earnings from operations are not a substitute or alternative for GAAP measures such as consolidated income available for common shareholders and may not be comparable to similarly titled measures used by other companies.